Exhibit 8.2

FANGDA PARTNERS

http://www.fangdalaw.com

中国北京市朝阳区光华路一号	电子邮件	E-mail:	email@fangdalaw.com
北京嘉里中心北楼27层	电 话	Tel.:	86-10-5769-5600
邮政编码：100020	传 真	Fax:	86-10-5769-5799

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020, PRC

Chagee Holdings Limited

Tower B, Hongqiao Lianhe Building,

No.99 Kaihong Road,

Changning District, Shanghai

People’s Republic of China, 20051

June 5, 2026

Dear Sirs,

We hereby consent to the references to our firm under the headings “ENFORCEABILITY OF CIVIL LIABILITIES—PRC” in the Company’s registration statement on Form F-3 and the prospectus on the date hereof, including all amendments or supplements thereto (the “Registration Statement”), and further consent to the incorporation by reference of the summaries of our opinions that appear in the Registration Statement. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Fangda Partners
Fangda Partners